REGISTERED
PRICING SUPPLEMENT No. 343 CERTIFICATE NO. 1	CUSIP: 25154K 80 9

PowerShares DB Crude Oil Double Short Exchange Traded Notes
due June 1, 2038

Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Deutsche Bank AG, acting through its London Branch

SERIES A

PowerShares DB Crude Oil Double Short Exchange Traded Notes
due June 1, 2038  (the “Security”)

Original Issue Date	June 19, 2008

Final Valuation Date	May 27, 2038.

Maturity Date	June 1, 2038, subject to postponement in the event of a Market Disruption Event.

Specified Currency	$USD.

If Specified Currency Other Than U.S. Dollars, Option to Elect Payment in U.S. Dollars	N.A.

Face Amount	$25 per Security.

Minimum Denominations	N.A.

Interest Rate	N.A.

Interest Payment Date(s)	N.A.

Interest Period(s)	N.A.

Interest Accrual Date	N.A.

Initial Redemption Date	N.A.

Redemption Dates	N.A.

Redemption Notice Period	N.A.

Initial Redemption Percentage	N.A.

Annual Redemption Percentage	N.A.

Optional Repayment Date(s)	N.A.

Applicability of Modified Payment Upon Acceleration	N.A.

Tax Redemption	N.A.

Payment of Additional Tax Amounts	N.A.

Issue Price	100%

Other Provisions	See below. To the extent the Other Provisions are inconsistent with any other provision of this Security, the Other Provisions will control.

Deutsche Bank Aktiengesellschaft, a stock corporation (Aktiengesellschaft) organized under the laws of the Federal Republic of Germany acting through its London Branch, (together with its successors and assigns, the “Issuer”), for value received, hereby promises to pay to Cede & Co., or registered assignees, the amount in cash, as determined in accordance with the provisions set forth under “Payment at Maturity” below, due with respect to the Current Outstanding Face Amount specified on Schedule I hereto on the Maturity Date specified above (except to the extent previously redeemed or repaid) and to pay interest, if applicable, thereon at the Interest Rate per annum specified above from and including the Interest Accrual Date specified above until but excluding the date the principal amount is paid or duly made available for payment (except as provided below) weekly, monthly, quarterly, semi-annually or annually in arrears on the Interest Payment Dates specified above in each year commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Security on the Record Date with respect to such second Interest Payment Date.

If applicable, interest on this Security will accrue from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment (except as provided below). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined on the reverse of this Security)); provided, however, that interest payable at maturity (or on any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

Payment of the principal of this Security, premium, if any, and interest, if applicable, due at maturity on this Security (or any redemption or repayment date), unless this Security is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Security at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, the City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars.  U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Security register.  A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Securities having the same Interest Payment Date, the interest on which is payable in U.S. dollars, will be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

If this Security is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of principal, premium, if any, and interest with regard to this Security will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable payment date; provided, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Security register; and provided, further, that payment of the principal of this Security, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Security at the office or agency referred to in the preceding paragraph.

If so indicated on the face hereof, the holder of this Security, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Security in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Security at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Security, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Security will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in the City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Security by deductions from such payments.

Denominations

The Securities will be denominated in U.S. dollars as specified above.

OTHER PROVISIONS

STATED PRINCIPAL AMOUNT:
$25.00 per Security on the Inception Date.

At any time, the aggregate outstanding Stated Principal Amount of this Security shall be the last amount set forth on Schedule I hereto under the heading “Current Outstanding Face Amount”.

Securities represented by this Security may be issued after the date hereof upon notice by the Issuer to the Trustee, without the consent of the beneficial owners of the Securities then outstanding, and will have the same rights and privileges as Securities issued on the date hereof.

Upon receipt of an Issuer Order instructing the Trustee to issue more Securities represented by this Security and delivery of such Securities through the DTC book-entry system, the Trustee shall make notations on Schedule I to evidence such issuance and the new aggregate Stated Principal Amount of Securities represented by this Security, provided, however, that in no event may the Current Outstanding Face Amount represented by this Security exceed $500,000,000.

The Issuer may also instruct the Trustee to cancel Securities held by the Issuer represented by this Security.  Upon delivery of the Securities to be cancelled through the DTC book-entry system, the Trustee shall make notations on Schedule I to evidence such cancellation and the new aggregate Stated Principal Amount of Securities represented by this Security.

The Trustee may, as necessary, add additional pages of the same format to Schedule I, to evidence additional issuances, cancellations and the Current Outstanding Face Amount of Securities represented by this Security, which additional pages shall constitute part of this Security to the same extent as if they had been part of this Security at the initial issuance and authentication hereof.

INCEPTION DATE:	June 16, 2008
SUB-INDICES:	DB 3-Month T-Bill Index (the “TBill Index”) Deutsche Bank Liquid Commodity Index Light CrudeTM Excess Return (the “Crude Oil Index”).
PAYMENT AT MATURITY:
At maturity, a holder of a Security will receive for each Security held on the Record Date, a payment at maturity per Security in U.S. dollars, calculated by the Calculation Agent equal to:

the Current Principal Amount of the Security times the Index Factor on the Final Valuation Date times the Fee Factor on the Final Valuation Date where,

“Current Principal Amount” means, for the period from the Inception Date to June 31, 2008 (such period, the “Initial Calendar Month”),  $25.00 for each Security; and

for each subsequent calendar month, the Current

Principal Amount will be reset as follows on the Monthly Reset Date:

new Current Principal Amount =

previous Current Principal Amount x Index Factor on the applicable Monthly Valuation Date x Fee Factor on the applicable Monthly Valuation Date,

“Index Factor” means 1 + TBill Index Return – (2 x Crude Oil Index Return),

“Fee Factor” means 1 - [Investor Fee x Day Count Fraction],

“Investor Fee” means 0.75% per annum, and

“Day Count Fraction” means, for each calendar month, a fraction, the numerator of which is the number of days elapsed from and including the Monthly Reset Date (or the Inception Date in the case of the Initial Calendar Month) to and including the Monthly Valuation Date (or the Trading Day, Valuation Date or Final Valuation Date, if applicable) and the denominator of which is 365.

CRUDE OIL INDEX RETURN:	(Crude Oil Index Closing Level minus Crude Oil Index Monthly Initial Level) divided by Crude Oil Index Monthly Initial Level
TBILL INDEX RETURN:	(TBill Index Closing Level minus TBill Index Monthly Initial Level) divided by TBill Index Monthly Initial Level
PAYMENT UPON REPURCHASE:
A holder of Securities may offer a minimum of 200,000 Securities and integral multiples of 50,000 Securities in excess thereof to Deutsche Bank for repurchase for an amount in U.S. dollars per Security equal to the Repurchase Value. If a holder complies with the Repurchase Procedures, the Issuer will be obligated to repurchase the offered Securities and pay to the holder the Repurchase Value for each offered Security on the applicable Repurchase Date.

REPURCHASE VALUE:	On each Trading Day, an amount in U.S. dollars for each Security, equal to: the Current Principal Amount times the Index Factor on the applicable Trading Day times the Fee Factor on such Trading Day.

REPURCHASE DATE:	The third Business Day following the applicable Valuation Date, subject to postponement in the event of a Market Disruption Event as described under “Market Disruption Events”.

VALUATION DATE:	In connection with a repurchase, the Trading Day on which effective notice is given to the Issuer of an offer of the Securities for repurchase.

ACCELERATION UPON ZERO REPURCHASE VALUE:
If the Repurchase Value on any day equals zero, the Maturity Date for the Securities will be automatically accelerated to that day and the holder of a Security will not receive any payment in respect of the Security.

ACCELERATION UPON REGULATORY EVENT:
The Issuer will have the right to accelerate all of the Securities for an amount equal to the Repurchase Value on the Trading Day the Issuer gives notice of its exercise of this right if a Regulatory Event has occurred and, in the opinion of the Calculation Agent, is materially interfering with the Issuer’s or its affiliates’ ability to effectively hedge the Issuer’s exposure under the Securities.

The day on which the Issuer gives the holder of the Securities notice will be deemed a Valuation Date.  The transaction will settle on the “Acceleration Date”, which will be the third Business Day following the applicable Valuation Date.

“Regulatory Event” means:

(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), any jurisdiction in which a relevant exchange is located or any commodities exchange or market that occurs on or after the inception date; or

(b) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the inception date.

CRUDE OIL INDEX MONTHLY INITIAL LEVEL:
For the Initial Calendar Month, the Crude Oil Index Monthly Initial Level will equal [●], the Crude Oil Index Closing Level on the Inception Date. For each subsequent calendar month, the Crude Oil Index Monthly Initial Level will equal the Crude Oil Index Closing Level on the Monthly Reset Date for that calendar month.

CRUDE OIL INDEX CLOSING LEVEL:
for the Initial Calendar Month, the Crude Oil Index Closing Level will equal the closing level of the Crude Oil Index as reported on Bloomberg page “[●] <Index>”, subject to the occurrence of a Market Disruption Event; provided that on any calendar day which is not a day on which the closing level of the Crude Oil Index is published, the Crude Oil Index Closing Level will equal such level on the immediately preceding Trading Day.

TBILL INDEX MONTHLY INITIAL LEVEL:	The TBill Index Monthly Initial Level will equal [●], the TBill Index Closing Level on the

Inception Date. For each subsequent calendar month, the TBill Index Monthly Initial Level will equal the TBill Index Closing Level on the Monthly Reset Date for that calendar month.

TBILL INDEX CLOSING LEVEL:	The TBill Index Closing Level will equal the closing level of the TBill Index as reported on Bloomberg page "DBTRBL3M<INDEX>".

MONTHLY RESET DATE:	For each calendar month, the first calendar day of that month beginning on July 1, 2008 and ending on May 1, 2038.

MONTHLY VALUATION DATE:	For each Monthly Reset Date, the last calendar day of the previous calendar month beginning on June 30, 2008 and ending on April 30, 2038.

TRADING DAY:
Any day on which (i) the values of the Sub-Indices are published by Deutsche Bank AG, London Branch, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the markets on which the futures contracts underlying the Crude Oil Index are traded, in each case as determined by the Calculation Agent, in its sole discretion.

BUSINESS DAY:
A Monday, Tuesday, Wednesday, Thursday or Friday on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City.

INDEX SPONSOR:	Deutsche Bank AG, London Branch

CALCULATION AGENT:	Deutsche Bank AG, London Branch

FORM:	Book-Entry.

RECORD DATE:	The Final Valuation Date, whether or not that day is a business day.

The Issuer will irrevocably deposit with The Depository Trust Company (“DTC”) no later than the opening of business on each Interest Payment Date, if applicable, each Repurchase Date, if applicable, and on the Maturity Date funds sufficient to make payments of the amount payable with respect to the Securities on such date.  The Issuer will give DTC irrevocable instructions and authority to pay such amount to the Holders entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), the Issuer or its affiliates may, at any time and from time to time, purchase outstanding Securities by tender, in open market or by private agreement.

Role of Calculation Agent

Deutsche Bank AG, London Branch will serve as the Calculation Agent. The Calculation Agent will, in its sole discretion, make all determinations regarding the value of the Securities, including at maturity or upon repurchase by the Issuer, Market Disruption Events, Business Days, Trading Days, the Current Principal Amount, the Repurchase Value, the Fee Factor, the Index Factor, the Default Amount, the closing levels of the Sub-Indices on any Valuation Date, the Maturity Date, Repurchase Dates, the amount payable in respect of the Securities at maturity or upon repurchase by Issuer and any other calculations or determinations to be made by the Calculation Agent as specified herein. The Calculation Agent will rely upon the published levels of the Sub-Indices. Absent manifest error, all determinations of the Calculation Agent will be final and binding on the Holders and the Issuer, without any liability on the part of the Calculation Agent. Holders will not be entitled to any compensation from the Issuer for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Repurchase Procedures

To effect a repurchase, a holder of the Securities must irrevocably offer at least 200,000 Securities (or an integral multiple of 50,000 Securities in excess thereof) to Deutsche Bank Securities Inc. (“DBSI”) no later than 10:00 a.m., New York City time, beginning on June 16, 2008 and ending on the Final Valuation Date, on the desired Valuation Date.

A holder wishing to offer Securities to the Issuer for repurchase must follow the following procedures:

•
Cause its broker to deliver an irrevocable Offer for Repurchase, a form of which is attached as Annex A to this pricing supplement, to DBSI by 10:00 a.m., New York City time, on the desired Valuation Date.  A holder must offer at least 200,000 Securities or an integral multiple of 50,000 Securities in excess thereof for repurchase by the Issuer on any repurchase date. DBSI must acknowledge receipt from such broker in order for the holder’s offer to be effective;

•	Cause its broker to book a delivery vs. payment trade with respect to the holder’s Securities on the applicable Valuation Date at a price equal to the applicable Repurchase Value, facing DBSI; and

•
Cause its DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the applicable Repurchase Date (the third Business Day following the Valuation Date, subject to postponement in the event of a Market Disruption Event).

Any repurchase instructions that received in accordance with the procedures described above will be irrevocable.

Market Disruption Events

A disrupted day is any Trading Day on which a Market Disruption Event occurs or is continuing (a “Disrupted Day”).

An index business day is any day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments are open for general business (including dealings in foreign exchange and foreign currency deposits) in New York City (an “Index Business Day”).

An underlying futures contract is any futures contract whose value is reflected in the Crude Oil Index (an “Underlying Futures Contract”).

The index sponsor is Deutsche Bank AG, London Branch (“Index Sponsor”).

If any Monthly Valuation Date, Valuation Date or the Final Valuation Date (each, a “Reference Date”) is a Disrupted Day with regard to any Underlying Futures Contract (a “Disrupted Futures Contract”), the Calculation Agent will calculate the value of the Crude Oil Index using closing prices of the Underlying Futures Contracts as follows:

(a) for all non-Disrupted Futures Contracts, the closing price used by the Calculation Agent will be the closing price of the non-Disrupted Futures Contract on the scheduled Reference Date; and

(b) for all Disrupted Futures Contracts, the closing price used by the Calculation Agent will be the closing price of each Disrupted Futures Contract on the next succeeding Trading Day that is not a Disrupted Day with regard to that Disrupted Futures Contract; provided that if the ten successive scheduled Trading Days immediately following the scheduled Reference Date are all Disrupted Days with regard to the specific Disrupted Futures Contract, the Calculation Agent will determine, in its sole discretion, and use, the closing price of such Disrupted Futures Contract on the tenth scheduled Trading Day immediately following such Reference Date, notwithstanding that such tenth scheduled Trading Day is a Disrupted Day with regard to such Disrupted Futures Contract.

For the purposes of calculating the Crude Oil Index in the case of a Market Disruption Event, the Calculation Agent will use the weight of each Underlying

Futures Contract within the Crude Oil Index as of the scheduled Reference Date, even if such Reference Date is a Disrupted Day for the relevant Underlying Futures Contract.

If any Reference Date is a Disrupted Day, no adjustment will be made to the TBill Index Closing Level which is used for that Reference Date.

If any Valuation Date or the Final Valuation Date is a Disrupted Day and the date as of which the Calculation Agent determines the Closing Level of the Crude Oil Index falls less than three Business Days prior to the scheduled Repurchase Date or Acceleration Date corresponding to such Valuation Date or the Maturity Date, as applicable, such Repurchase Date, Acceleration Date or the Maturity Date, as applicable, will be postponed to the third Business Day following the date as of which the Calculation Agent has determined the Closing Level of the Crude Oil Index for such Valuation Date or the Final Valuation Date, as applicable.

Any of the following will be a Market Disruption Event with respect to any Underlying Futures Contract:

•
a material limitation, suspension or disruption in the trading of the Underlying Futures Contract which results in a failure by the trading facility on which the relevant contract is traded to report a daily contract reference price (the price of the relevant contract that is used as a reference or benchmark by market participants);

•
the daily contract reference price for the Underlying Futures Contract is a “limit price”, which means that the daily contract reference price for such contract has increased or decreased from the previous day’s daily contract reference price by the maximum amount permitted under the applicable rules or procedures of the relevant trading facility;

•
failure by the Index Sponsor to publish the closing value of the Crude Oil Index or of the applicable trading facility or other price source to announce or publish the daily contract reference price for the Underlying Futures Contract;

•
any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with the Issuer’s ability or the ability of any of the Issuer’s affiliates to unwind all or a material portion of a hedge with respect to the Securities that the Issuer or its affiliates have effected or may effect.

The following events will not be Market Disruption Events:

•
a limitation on the hours or number of days of trading on a trading facility on which the Underlying Futures Contract is traded, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

•	a decision by a trading facility to permanently discontinue trading in the Underlying Futures Contract.

Interruption of Crude Oil Index Calculation

Force Majeure Event

Calculation of the Crude Oil Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects the Crude Oil Index or one of the underlying commodities (a “Force Majeure Event”). Upon the occurrence of any such Force Majeure Event, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of the Crude Oil Index as it considers appropriate to determine any closing level on any such appropriate Index Business Day; and/or
•	defer publication of the information relating to the Crude Oil Index until the next Index Business Day on which it determines that no Force Majeure Event exists; and/or
•	permanently cancel publication of the information relating to the Crude Oil Index.

Index Disruption Event

Additionally, calculation of the Crude Oil Index may be disrupted by an event that would require the Index Sponsor to calculate the closing price in respect of an Underlying Futures Contract on an alternative basis were such event to occur or exist on a day that is a Trading Day for the Underlying Futures Contract on the relevant exchange (an “Index Disruption Event”). If such an Index Disruption Event in relation to an Underlying Futures Contract as described in the prior sentence occurs and continues for a period of five successive Trading Days on the relevant exchange, the Index Sponsor will, in its discretion, either

•	continue to calculate the relevant closing price for a further period of five successive Trading Days on the relevant exchange; or
•
if such period extends beyond the five successive Trading Days, the Index Sponsor may elect to replace the affected Underlying Futures Contract and make all necessary adjustments to the methodology and calculation of the Crude Oil Index as it deems appropriate.

Additionally, Deutsche Bank AG, London Branch, as calculation agent for the securities, has discretion to determine the value of the Crude Oil Index in the event of disruptions occurring with regard to the Underlying Futures Contracts, as described above under “Market Disruption Events”.

Discontinuance or Modification of the Sub-Indices

If the Index Sponsor discontinues compilation or publication of a Sub-Index and the Index Sponsor or any other person or entity (including the Issuer) calculates and publishes an index that the Calculation Agent determines is comparable to such discontinued Sub-Index and approves as a successor index, then the Calculation Agent will determine the level of the Sub-Index on any relevant date and the amount payable at maturity or upon repurchase by the Issuer by reference to such successor Sub-Index for the period following the discontinuation of the Sub-Index.

If the Calculation Agent determines that the publication of a Sub-Index is discontinued and that there is no applicable successor index, or that the closing level of the Sub-Index is not available for any reason other than a Market Disruption Event, on the date on which the level of the Sub-Index is required to be determined, or if for any other reason (excluding a Market Disruption Event) the Sub-Index is not available to the Issuer or the Calculation Agent on the relevant date, the Calculation Agent will determine the amount payable by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate such Sub-Index.

If the Calculation Agent determines that either or both Sub-Indices, the components underlying either or both Sub-Indices (the “Index Components”) or the method of calculating either or both Sub-Indices has been changed at any time in any respect – including any addition, deletion or substitution and any reweighting or rebalancing of Index Components, and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Components, or is due to any other reason – then the Calculation Agent will be permitted (but not required) to make such adjustments to such Sub-Index or method of calculating such Sub-Index as it believes are appropriate to ensure that the level of such Sub-Index used to determine the amount payable on the Maturity Date or upon repurchase by the Issuer is equitable.

All determinations and adjustments to be made by the Calculation Agent with respect to the level of the Sub-Indices and the amount payable at maturity or upon repurchase by the Issuer or otherwise relating to the level of the Sub-Indices may be made in the Calculation Agent’s sole discretion.

Payment Upon an Event of Default

If an Event of Default (as defined in the Senior Indenture) occurs and the maturity of the Securities is accelerated, the Issuer will pay the Default Amount in respect of each Security.

For the purpose of determining whether the holders of the Issuer’s Series A Global Notes, of which the Securities are a part, are entitled to take any action under the Senior Indenture, the Issuer will treat the Stated Principal Amount of each security outstanding as the principal amount of that security. Although the terms of the Securities may differ from those of the other Series A Global Notes, holders of specified percentages in principal amount of all Series A Global Notes, together in some cases with other series of the Issuer’s debt securities, will be able to take action affecting all the Series A Global Notes, including the Securities. This action may involve changing some of the terms that apply to the Series A Global Notes, accelerating the maturity of the Series A Global Notes after a default or waiving some of the Issuer’s obligations under the Senior Indenture.

If a holder of a Security accelerates the maturity of the Security upon an Event of Default under the Senior Indenture, the amount payable upon acceleration will be the Repurchase Value determined by the Calculation Agent on the next Trading Day (the “Default Amount”).

Defeasance

The Securities will not be subject to the defeasance provisions contained in Article 10 of the Senior Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SECURITY SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Issuer has caused this Security to be duly executed.

Dated: June 19, 2008	DEUTSCHE BANK AG, LONDON BRANCH

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION This is one of the Securities referred to in the within-mentioned Senior Indenture. LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:
Authorized Officer

REVERSE OF SECURITY

This Note is one of a duly authorized issue of Global Notes, Series A of the Issuer.  The Notes are issuable under a Senior Indenture, dated as of November 22, 2006, among the Issuer, Law Debenture Trust Company of New York, as trustee (the “Trustee,” which term includes any successor trustee under the Senior Indenture), and Deutsche Bank Trust Company Americas (“DBTCA”), as issuing agent, paying agent and registrar (as may be amended or supplemented from time to time, the “Senior Indenture”), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered.  The Issuer has appointed DBTCA acting through its principal corporate trust office in the Borough of Manhattan, the City of New York, as its paying agent (the “Paying Agent”, which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes.  The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture.  To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise indicated on the face hereof in accordance with the provisions of the following two paragraphs and except as set forth below, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof or on the Redemption Dates specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption (except as indicated below).  If this Note is subject to “Annual Redemption Percentage Reduction,” the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption (except as provided below).  Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture.  In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of the Face Amount (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment (except as provided below); provided, that if this Note is issued with original issue discount, this Note will be repayable on the applicable Optional Repayment Date or Dates at the price(s) specified on the face hereof.  For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, the City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled “Option to Elect Repayment” below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note’s tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled “Option to Elect Repayment” duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day.  Unless otherwise indicated on the face of this Note, exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

Interest payments on this Note, if applicable, will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be.  Unless indicated otherwise on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

In the case where the calendar date indicated on the face hereof as the Maturity Date does not fall on a Business Day or where the Maturity Date is otherwise postponed according to the terms and procedures specified on the face hereof, payment of premium, if any, or principal otherwise payable on such calendar date need not be made on such date, but may be made on the Maturity Date as postponed with the same force and effect as if made on the indicated calendar date, and no interest on such payment shall accrue for the period from and after the indicated calendar date to the Maturity Date as postponed.

This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and is issuable only in the minimum denominations set forth on the face hereof or any amount in excess thereof which is an integral multiple thereof.

DBTCA has been appointed registrar for the Notes, and DBTCA will maintain at its office in the City of New York, a register for the registration and transfer of Notes.  This Note may be transferred at either the aforesaid New York office of DBTCA by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered holder hereof in person or by the holder’s attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes.  Notes are exchangeable at said offices for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions.  All such registrations, exchanges and transfers of Notes will be free of service charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith.  All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered holder in person or by the holder’s attorney duly authorized in writing.  The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen, and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, in the case of any destroyed or lost or stolen Note, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them.  All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

If the face hereof indicates that this Note is subject to “Tax Redemption,” this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a Notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to “Modified Payment upon Acceleration or Redemption,” such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the “interest method” (computed in accordance with generally accepted accounting principles in effect on the date of redemption)), if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the Federal Republic of Germany, the jurisdiction of incorporation of any successor to the Issuer, or the jurisdiction of any issuing branch, or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Original Issue Date hereof, the Issuer has or will become obligated to pay Additional Tax Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any Notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided, that no such Notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Tax Amounts if a payment in respect of this Note were then due.

Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the Notice.

Every net payment of the principal of and interest on the Note and any other amounts payable on the Note will be made without any withholding or deduction for or on account of any present or future taxes, duties or governmental charges of any nature whatsoever imposed, levied or collected by or on behalf of the Federal Republic of Germany, the jurisdiction of incorporation of any successor to the Issuer or the jurisdiction of any issuing branch, or by or on behalf of any political subdivision or authority therein or thereof having the power to tax

(“withholding taxes”) unless such deduction or withholding is required by law. In such event and if specified on the face hereof, the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional tax amounts (the “Additional Tax Amounts”) to the holder of this Note as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the Federal Republic of Germany, the jurisdiction of incorporation of any successor to the Issuer, or the jurisdiction of any issuing branch, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Tax Amounts to any such holder for or on account of:

(a)   any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) any withholding taxes that are payable by reason of a holder or beneficial owner of the Notes having some connection with the Federal Republic of Germany, the jurisdiction of incorporation of any successor to the Issuer, or the jurisdiction of any issuing branch other than by reason only of the mere holding or beneficial ownership of the Notes; or (ii) the presentation by or on behalf of the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(b)   any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

(c)   any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

(d)   any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by at least one other Paying Agent;

(e)   any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(f)   any combination of items listed above.

In addition, the Issuer shall not be required to make any payment of Additional Tax Amounts (i) with respect to any withholding taxes which are deducted or withheld pursuant to (A) European Council Directive 2003/48/EC or any other European Union Directive or Regulation implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income, or (B) any international treaty or understanding entered into for the purpose of facilitating cooperation in the reporting and collection of savings income and to which (x) the United States, and (y) the European Union or Germany is a party, or (C) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding; (ii) to the extent such deduction or withholding can be avoided or reduced if the holder or beneficial owner of the note makes a declaration of non-residence or other similar claim for exemption to the relevant tax authority or complies with any reasonable certification, documentation, information or other reporting requirement imposed by the relevant tax authority; provided, however, that the exclusion in this clause will not apply if the certification, information, documentation or other reporting requirement would be materially more onerous (in form, procedure or substance of information required to be disclosed) to the holder or beneficial owner of note than comparable information or other reporting requirements imposed under U.S. tax law, regulation and administrative practice (such as IRS Forms W-8 and W-9); or (iii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Tax Amounts with respect to any payment on this Note to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Tax Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Global Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 33⅓% in aggregate principal amount of the outstanding debt securities of each affected series voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 33⅓% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal, premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

If the face hereof indicates that this Note is subject to “Modified Payment upon Acceleration or Redemption,” then (a) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the “interest method” (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (b) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (a) above, if this Note were declared to be due and payable on the date of any such vote and (c) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (a) above.

The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided, that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate (as defined below) on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended.  Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default.  If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in the City of New York received by the Exchange Rate Agent (as defined below) at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the “Exchange Dealers”) for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract.  One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer.  If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

The “Exchange Rate Agent” shall be Deutsche Bank AG, London Branch, unless otherwise indicated on the face hereof.

All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity’s sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, the City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes.  If this Note is listed on the London Stock Exchange plc and such exchange so requires, the Issuer shall maintain a Paying Agent in London.  If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.  The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places outside the United States (subject to applicable laws and regulations) as the Issuer may decide.  So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer.  Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

As used herein:

(a)   the term “Business Day” means any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally, in New York City or London, England, are authorized or obligated by law, regulation or executive order to close; or (iii) is a day on which transactions in dollars are not conducted in New York City or London, England; and, in addition, (x) for Notes having a specified currency other than U.S. dollars only, other than Notes denominated in euros, any day that in the principal financial center (as defined below) of the country of the specified currency is not a day on which banking institutions generally are authorized or obligated by law to close; and (y) for Notes denominated in euros, a day on which TARGET is operating (a “TARGET Settlement Day”);

(b)   the term “Market Exchange Rate” means the noon U.S. dollar buying rate in the City of New York for cable transfers of the Specified Currency indicated on the face hereof published by the Federal Reserve Bank of New York;

(c)   the term “Notices” refers to notices to the holders of the Notes at each holder’s address as that address appears in the register for the Notes by first class mail, postage prepaid, and to be given by publication in an authorized newspaper in the English language and of general circulation in the Borough of Manhattan, the City of New York, and London or, if publication in London is not practical, in an English language newspaper with general circulation in Western Europe; provided, that notice may be made, at the option of the Issuer, through the customary notice provisions of the clearing system or systems through which beneficial interests in this Note are owned.  Such Notices will be deemed to have been given on the date of such publication (or other transmission, as applicable), or if published in such newspapers on different dates, on the date of the first such publication;

(d)   the term “principal financial center” means the capital city of the country issuing the specified currency. However, for Australian dollars, Canadian dollars and Swiss francs, the principal financial center will be Sydney, Toronto and Zurich, respectively;

(e)   the term “TARGET” means the Trans-European Automated Real-time Gross Settlement Express Transfer System; and

(f)   the term “United States” means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

All other terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

ABBREVIATIONS
The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common
TEN ENT -- as tenants by the entireties
JT TEN -- as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT --		Custodian
	(Minor)		(Cust)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

__________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:

NOTICE:	The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION TO ELECT REPAYMENT

The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at

(Please print or typewrite name and address of the undersigned)

 If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:  ; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):

Dates:
NOTICE: The signature on this Option to Elect Repayment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.

SCHEDULE I

The Current Outstanding Face Amount indicated below shall not exceed $500,000,000.

Date	Face Amount of Securities Issued	Face Amount of Securities Cancelled	Current Outstanding Face Amount	Initials of Trustee Officer
		$--	$

FORM OF OFFER FOR REPURCHASE

[PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER]

Dated: [Desired Valuation Date]
Deutsche Bank Securities Inc., as Repurchase Agent (“DBSI”)
Fax: 917-512-9226

Re:
ETNs linked to the Deutsche Bank Liquid Commodity IndexTM Excess Return or the Deutsche Bank Liquid Commodity Index– Optimum Yield Crude OilTM Excess Return due June 1, 2038 issued by Deutsche Bank AG (the “ETNs”)

☐	PowerShares DB Crude Oil Double Short Exchange Traded Notes (CUSIP Number: 25154K 80 9)

☐	PowerShares DB Crude Oil Double Long Exchange Traded Notes (CUSIP Number: 25154K 88 2)

☐	PowerShares DB Crude Oil Short Exchange Traded Notes (CUSIP Number: 25154K 87 4)

☐	PowerShares DB Crude Oil Long Exchange Traded Notes (CUSIP Number: 25154K 86 6)

(Please check only one offering of ETNs)

The undersigned beneficial owner hereby irrevocably offers to Deutsche Bank AG (“Deutsche Bank”) the right to repurchase the ETNs in the amounts and on the date set forth below.

Name of beneficial holder:

Stated Principal Amount of ETNs offered for repurchase (You must offer at least 200,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof for repurchase at one time for your offer to be valid.):

Applicable Valuation Date:                     , 20

Applicable Repurchase Date:                     , 20

Contact Name:

Telephone #:

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this offer, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to DBSI by 10:00 a.m. on the desired Valuation Date, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable Valuation Date facing DBSI, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to DBSI as booked for settlement via DTC at or prior to 10:00 a.m. on the applicable Repurchase Date.

The undersigned acknowledges that Deutsche Bank and DBSI will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNS ARE HELD AND DELIVERED TO DBSI BY 10:00 a.m. ON THE DESIRED VALUATION DATE

BROKER’S CONFIRMATION OF REPURCHASE

[PART B: TO BE COMPLETED BY BROKER]

Dated: [Desired Valuation Date]
Deutsche Bank Securities Inc., as Repurchase Agent

Re:
ETNs linked to the Deutsche Bank Liquid Commodity IndexTM Excess Return or the Deutsche Bank Liquid Commodity Index– Optimum Yield Crude OilTM Excess Return due June 1, 2038 issued by Deutsche Bank AG (the “ETNs”)

☐	PowerShares DB Crude Oil Double Short Exchange Traded Notes (CUSIP Number: 25154K 80 9)

☐	PowerShares DB Crude Oil Double Long Exchange Traded Notes (CUSIP Number: 25154K 88 2)

☐	PowerShares DB Crude Oil Short Exchange Traded Notes (CUSIP Number: 25154K 87 4)

☐	PowerShares DB Crude Oil Long Exchange Traded Notes (CUSIP Number: 25154K 86 6)

(Please check only one offering of ETNs)

Dear Sirs:

The undersigned holder of the ETNs checked above hereby irrevocably offers to Deutsche Bank AG the right to repurchase, on the Repurchase Date of                     , with respect to the Stated Principal Amount of ETNs indicated below as described in the pricing supplement relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the Valuation Date with respect to the Stated Principal Amount of ETNs specified below at a price per ETN equal to the Repurchase Value, facing Deutsche Bank Securities Inc., DTC #0573 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time on the Repurchase Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:
Title:
Telephone:
Fax:
E-mail:

Stated Principal Amount of ETNs offered for repurchase (You must offer at least 200,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof for repurchase at one time for your offer to be valid.):

DTC # (and any relevant sub-account):